UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 24, 2006
WHITE ELECTRONIC DESIGNS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4817	35-0905052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)
(602) 437-1520

(Registrant’s telephone number, including area code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On March 24, 2006 the shareholders of White Electronic Designs Corporation (the “Company”) approved the 2006 Director Restricted Stock Plan (“Plan”). The Plan is effective on March 24, 2006 (“Effective Date”) and will terminate on the earliest of the tenth anniversary of the Effective Date or the date terminated by the Board. The Plan is attached as Appendix A to the Company’s Proxy Statement filed with the Securities Exchange Commission on January 24, 2006. A summary of the principal terms and conditions of the Plan is set forth below. The summary is qualified by reference to the full text of the Plan.
     Subject to certain adjustments, the committee appointed by the Board to administer the Plan (the “Committee”) may grant an aggregate of 100,000 shares of Common Stock under the Plan, plus (i) the number of shares of Common Stock remaining available for grant pursuant to the Corporation’s 2001 Director Stock Plan, as amended, in effect immediately prior to the Effective Date of the Plan (“Prior Plan”), and (ii) the number of shares of Common Stock that were previously granted pursuant to Prior Plan and that either terminate, expire, or lapse for any reason after the Effective Date.
     The Plan provides for the automatic grant of restricted stock awards to non-employee directors. Each individual who, on or after the Effective Date, first becomes a non-employee director is entitled to receive a restricted stock award for 15,000 shares of stock. Beginning on the day of the Company’s shareholder meeting in 2006 and for such day in each subsequent year thereafter until 2015, each individual who is a non-employee director on such relevant date, is entitled to receive a restricted stock award for 7,500 shares of stock. As of March 24, 2006, there were five non-employee Board members. None of our current executive officers or employees is eligible to participate in the Plan.
     A restricted stock award is the grant of shares of the Corporation’s stock at a price determined by the Committee (including zero), that is nontransferable and is subject to substantial risk of forfeiture until specific conditions are met. During the period of restriction, participants holding shares of restricted stock may, if permitted by the Committee, have full voting and dividend rights with respect to those shares. The restrictions will lapse over a three-year period, with the restrictions on one-third of the stock lapsing after the first anniversary of the grant date and the restrictions on the remaining two-thirds lapsing monthly on a pro rata basis over the remaining two year period.
     The Committee, with the Board’s approval, may terminate, amend, or modify the Plan at any time; provided, however, that shareholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule. In no event may an award be granted under the Plan on or after the tenth anniversary of the date the shareholders approve the Plan.
     If a Change in Control of the Corporation occurs (as defined in the Plan), the Board in its discretion may provide that all restrictions on outstanding shares of stock subject to a restricted stock award will lapse.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION
Date: March 28, 2006	By:	/s/ Hamid R. Shokrgozar
Hamid R. Shokrgozar
Chairman, President and Chief Executive Officer